Exhibit 10.9

INTERNATIONAL GAME TECHNOLOGY
2002 STOCK INCENTIVE PLAN
DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of [_______________] (the “Award Date”) by and between INTERNATIONAL GAME TECHNOLOGY, a Nevada corporation (the “Corporation”), and [______________] (the “Participant”).

W I T N E S S E T H

WHEREAS, the Corporation maintains the International Game Technology 2002 Stock Incentive Plan (the “Plan”) and has adopted an equity grant program for Non-Employee Directors under the Plan (such program as in effect from time to time, the “Director Grant Program”); and

WHEREAS, the Participant has been granted a restricted stock unit award (the “Award”) pursuant to the Director Grant Program and upon the terms and conditions set forth herein, therein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.      Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Plan.

2.      Grant.  Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an Award pursuant to Director Grant Program with respect to an aggregate of [_________] stock units (subject to adjustment as provided in Section 6.2 of the Plan) (the “Stock Units”).  As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 6.2 of the Plan) solely for purposes of the Plan and this Agreement.  The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to the terms hereof or of the Plan.  The Stock Units shall not be treated as property or as a trust fund of any kind.

3.      Vesting.  Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to one hundred percent (100%) of the total number of Stock Units on the first to occur of [(a) the first anniversary of the Award Date] or (b) the day before the annual meeting of the Corporation’s shareholders that occurs in the Corporation’s fiscal year after the fiscal year in which the Award Date occurs (for purposes of clarity, if more than one such meeting is held in that year, this clause (b) shall apply to the first such meeting held).  The first to occur of the dates described in clauses (a) and (b) above is referred to herein as the “Vesting Date.”

4.      Continuance of Services.  The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement.  Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 8 below or under the Plan.  Nothing contained in this Agreement or the Plan constitutes a continued service commitment by the Corporation or interferes with the right of the Corporation to increase or decrease the compensation of the Participant from the rate in existence at any time.

5.           No Stockholder Rights.  The Participant shall have no rights as a stockholder of the Corporation, no dividend rights and no voting rights, with respect to the Stock Units or any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.

6.      Restrictions on Transfer.  Neither the Award, nor any interest therein or amount or shares payable in respect thereof (prior to the time such shares are actually issued and held of record by the Participant) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7.      Timing and Manner of Payment of Stock Units.  Vested Stock Units shall be paid by the Corporation delivering to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to the Award that became vested and had not theretofore been paid.  Subject to the following provisions of this Section 7, payment of Stock Units that vest pursuant to Section 3 shall be made in the calendar year in which the particular Stock Units vest (and on or as soon as administratively practical after the Vesting Date); provided, however, that the Participant may elect, on a form and in a manner prescribed by the Board, to defer any such payment of vested Stock Units until the date of the Participant’s Separation from Service (as defined below); provided, further, that any such election must be made prior to the beginning of the calendar year in which the Award is granted (or such earlier date as prescribed by the Board) and any such deferral of payment must comply with any applicable requirements of Section 409A of the Code.  In the event such a deferral election is made, any vested Stock Units covered by that election shall be paid on or as soon as administratively practical after (and in all events within seventy four (74) days after) the date of the Participant’s Separation from Service.  If the Participant’s Stock Units become vested pursuant to Section 8(a) hereof, the Participant’s vested Stock Units shall be paid on or as soon as administratively practical after (and in all events within seventy four (74) days after) the date of the Participant’s Separation from Service.  Furthermore, in the event that the Participant’s Stock Units become vested pursuant to Section 8(b) in connection with a Change in Control Event that constitutes a “change in the ownership or effective control” of the Corporation or a change “in the ownership of a substantial portion of the assets” of the Corporation within the meaning of Section 409A of the Code (a “409A Change in Control”), the Participant’s vested Stock Units shall be paid (to the extent not theretofore paid) on or as soon as administratively practical after (and in all events within seventy four (74) days after) the date of such Change in Control Event.  If the Stock Units vest pursuant to Section 8(b) as a result of a Change in Control Event that is not a 409A Change in Control, the Participant’s Stock Units shall be paid (to the extent not theretofore paid) at the times provided in the second sentence of this Section 7 or, if earlier, on or as soon as administratively practical after (and in all events within seventy four (74) days after) the date of the Participant’s Separation from Service.  The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 6.4 of the Plan.  The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8.  For purposes of this Agreement, “Separation from Service” has the meaning given to such term for purposes of Section 409A of the Code (which Separation from Service generally will occur on the date the Participant ceases to be a member of the Board).

8.      Effect of Termination of Service; Change in Control Event.

(a)           Termination of Service.  The Participant’s Stock Units shall terminate to the extent such units have not become vested prior to the first time the Participant is no longer a member of the Board, regardless of the reason for the termination of the Participant’s service as a Board member; provided, however, that if the Participant’s service as a Board member terminates as a result of the Participant’s death, Disability or Retirement, the Participant’s Stock Units, to the extent such units are then outstanding and not vested, shall become fully vested as of the date the Participant ceases to be a member of the Board and shall be paid in accordance with Section 7.  If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s Beneficiary or Personal Representative, as the case may be.  For these purposes, “Disability” has the meaning given to such term for purposes of Section 409A of the Code, and “Retirement” has the meaning given to such term in the Plan.

(b)           Change in Control Event.  Upon the occurrence of a Change in Control Event, the Participant’s Stock Units, to the extent such units are then outstanding and not vested, shall become fully vested as of the date the Change in Control Event and shall be paid in accordance with Section 7.

9.      Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 6.2 of the Plan, the Committee shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award.

10.      Tax Withholding.  Upon any distribution of shares of Common Stock in respect of the Stock Units, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or, if applicable, the Subsidiary last employing the Participant) shall have the right at its option to (a) require the Participant to pay or provide for payment in cash of the amount of any taxes that the Corporation or the Subsidiary may be required to withhold with respect to such distribution and/or payment, or (b) deduct from any amount payable to the Participant the amount of any taxes which the Corporation or the Subsidiary may be required to withhold with respect to such distribution and/or payment.  In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Agreement, the Committee may, in its sole discretion, direct the Corporation or the Subsidiary to reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then Fair Market Value (determined in accordance with the applicable provisions of the Plan), to satisfy such withholding obligation at the minimum applicable withholding rates.

11.      Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be given only when received, but if the Participant is no longer a member of the Board, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12.      Plan.  The Award and all rights of the Participant under this Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the Plan and the Director Grant Program, incorporated herein by this reference.  The Participant acknowledges reading and understanding the Plan, the Prospectus for the Plan, the Director Grant Program and this Agreement.  Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

13.      Entire Agreement.  This Agreement, the Director Grant Program and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan, the provisions of the Director Grant Program applicable to the Award and this Agreement may be amended pursuant to Section 6.6 of the Plan.  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.      Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

15.      Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.      Section Headings.  The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17.      Governing Law and Venue.  This Agreement and the rights of the parties hereunder and with respect to the Award shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to conflict of law principles thereunder.  The parties, as well as any of their successors, employees, or representatives, irrevocably agree to the exclusive jurisdiction of the Courts of the State of Nevada (or such judicial district of a court of the United States as shall include same) for the determination of all matters arising hereunder or with respect to the Award.

18.      Section 409A.  The provisions of this Agreement (and any deferral election made in connection with the Award) shall be construed and interpreted to comply with Section 409A of the Code so as to avoid the imposition of any penalties, taxes or interest thereunder.  Notwithstanding any provision of Section 7 of this Agreement to the contrary, in the event that the payment of the Stock Units is triggered by the Participant’s Separation from Service and the Participant is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of such Separation from Service, the Participant shall not be entitled to any payment of the Stock Units until the earlier of (i) the date which is six (6) months after the Participant’s Separation from Service with the Corporation for any reason other than death, or (ii) the date of the Participant’s death, if and to the extent such delay in payment is required to comply with Section 409A of the Code (and in such case, payment will be made within thirty (30) days after the date specified in clause (i) or (ii), as applicable).  The provisions of the preceding sentence shall only apply if, and to the extent, required to comply with Section 409A of the Code.

19.      Clawback Policy.  The Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Stock Units or any shares of Common Stock or other cash or property received with respect to the Stock Units (including any value received from a disposition of the shares acquired upon payment of the Stock Units).

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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

INTERNATIONAL GAME TECHNOLOGY,
a Nevada corporation

By: /s/ Robert C. Melendres

Print Name:  Robert C. Melendres

Its:  Chief Legal Officer and Corporate Secretary

PARTICIPANT

_______________________________________________
Signature
_______________________________________________
Print Name